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                                                                   Exhibit 99.3
                                    BY-LAWS

                                      FOR

                           FIRST WESTERN CORPORATION


                                  ARTICLE I.

             NAME, OFFICE, REGISTERED OFFICE, AND REGISTERED AGENT


          Section 1. NAME. The name of this Corporation is FIRST WESTERN CORPORATION.

          Section 2. REGISTERED OFFICE AND AGENT. The address of the registered office and of the registered agent is 1800 West 12th Street, Sioux Falls, South Dakota; and the name of the initial registered agent is T. J. Reardon.

                                  ARTICLE II

                             SEAL AND FISCAL YEAR

          Section 1. SEAL. The seal of this Corporation shall have inscribed on it the name of the Corporation and the words "Corporate Seal-South Dakota."

          Section 2. FISCAL YEAR. The fiscal year of this Corporation shall end on December 31, 1973, and thereafter the fiscal year of this corporation shall be a calendar year of January 1 to December 31, inclusive.

                                 ARTICLE III.

                                 SHAREHOLDERS


          Section 1. ANNUAL MEETINGS. The annual meeting of shareholders shall be held on the first Wednesday following the second Tuesday of the month of February in each year beginning with the year 1974, at the hour of 10:00 o'clock A.M., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of South Dakota, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

          Section 2. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all the outstanding shares of the Corporation.

          Section 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of South Dakota, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of South
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Dakota, as the place for the holding of such meeting.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the State of South Dakota.

          Section 4. NOTICE OF MEETING. Written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

          Section 5. WAIVER OF NOTICE. A shareholder, either before or after a shareholders' meeting, may waive notice of the meeting; and his waiver shall be deemed the equivalent of giving notice. Attendance at a shareholders' meeting, either in person or by proxy, of a person entitled to notice shall constitute a waiver of notice of the meeting unless he attends for the express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.

          Section 6. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.
At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

          Section 7. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

          Section 8. VOTING RIGHTS. Subject to the provisions of the law of the State of South Dakota, each holder of capital stock in this Corporation shall be entitled at each shareholders' meeting to one vote for every share of stock standing in his name on the books of the corporation; but, transferees of shares that are transferred on the books of the Corporation within ten days next preceding the date set for a meeting shall not be entitled to notice of, or to vote at, the meeting.

          Section 9. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

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                                  ARTICLE IV.

                              BOARD OF DIRECTORS

          Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors.

          Section 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the Corporation shall not be less than three (3), nor more than five (5), at least one of whom shall be a resident of this State. Directors need not be shareholders of the Corporation. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

          Section 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of South Dakota, for the holding of additional regular meetings without other notice than such resolution.

          Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of South Dakota, as the place for holding any special meeting of the Board of Directors called by them.

          Section 5. NOTICE OF SPECIAL MEETING. Written notice of each special meeting, setting forth the time and place of the meeting shall be given to each director at least twenty-four hours before the meeting. This notice may be given personally, by United States mail, or by telegram, charges prepaid, to the address of each director appearing on the books of the Corporation.

          Section 6. WAIVER OF NOTICE. A director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where he attends to object because the meeting is not lawfully called or convened. Neither the business nor the purpose need be stated in the notice or waiver of such meeting.

          Section 7. QUORUM. A majority of directors in office shall constitute a quorum for the transaction of business. If less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, without further notice.

          Section 8. VACANCIES. Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

          Section 9. COMPENSATION. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

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          Section 10.  CONTRACTS IN WHICH DIRECTORS HAVE AN INTEREST.  No
contract or other transaction of this Corporation with any person, firm or corporation or no contract or other transaction in which this Corporation is interested shall be invalidated or affected by (a) the fact that one or more of the directors of this Corporation is interested in or is a director or officer of another corporation, or (b) the fact that any director, individually or jointly with others, may be a party to or may be interested in the contract or transaction; and each person who may become a director of this Corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with this Corporation for the benefit of himself or any firm, or corporation in which he may be interested.

          Section 11. INDEMNIFICATION OF DIRECTORS. Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities including counsel fees, reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made a part, or in which he may become involved, by reason of his being or having been a director, officer, or employee of the Corporation, or any settlement thereof made with court approval, whether or not he is a director, officer, or employee at the time such expenses are incurred, except in such cases wherein the director, officer, or employee is adjudged to be liable for negligence or misconduct in performance of his duties; provided that in the event of a settlement in the indemnification herein shall apply only when the Board of Directors or shareholders, as well as the court, approves such settlement and reimbursement as being for the best interests of the Corporation. The foregoing right of indemnification shall be in addition to and not exclusive of all other rights to which such director, officer, or employee may be entitled.

          Section 12. INFORMAL ACTION. If all the directors severally or collectively consent in writing to any action taken or to be taken by the Corporation and the writing or writings evidencing their consent and filed with the secretary of the Corporation, the action shall be as valid as though it had been authorized at a meeting of the Board.

                                  ARTICLE V.

                        OFFICERS, AGENTS, AND EMPLOYEES

          Section 1. OFFICERS. The executive officers of the Corporation shall be chosen by the Board of Directors and shall consist of a president, vice president, secretary and treasurer, none of whom need be directors of the Corporation. Other officers, assistant officers, agents and employees may be elected or appointed by the Board of Directors.

          Two or more offices may be held by the same person, except that one person shall not at the same time hold the office of president and vice president or the office of president and secretary.

          Section 2. ELECTION AND TERM OF OFFICE. The officers shall be elected annually by the Board of Directors at the first meeting of directors held after each annual meeting of shareholders. Officers shall hold office until their successors have been duly elected and qualified unless sooner removed from office as provided herein.

          Section 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, such removal shall be without prejudice to the contract rights, if any, of the person so removed.

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          Section 4.  VACANCIES.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

          Section 5. PRESIDENT: Power and Duties. The President shall be the chief executive officer of the Corporation and shall have general supervision of the business of the Corporation. He shall preside at all meetings of stockholders and directors and discharge the duties of a presiding officer, shall present at each annual meeting of shareholders a report of the business of the Corporation for the preceding fiscal year, and shall perform whatever other duties the Board of Directors may from time to time prescribe.

          Section 6. VICE PRESIDENT: Power and Duties. The Vice President shall, in the absence or disability of the President perform the duties and exercise the powers of the President. He also shall perform whatever duties and have whatever powers the Board of Directors may from time to time assign him.

          Section 7. SECRETARY: Power and Duties. The Secretary shall attend all meetings of the directors and of the shareholders and shall keep or cause to be kept a true and complete record of the proceedings of those meetings. He shall keep the corporate seal of the Corporation, and when directed by the Board of Directors, shall affix it to any instrument requiring it. He shall give, or cause to be given, notice of all meetings of the directors or the shareholders and shall perform whatever additional duties the Board of Directors and President may from time to time prescribe.

          Section 8. TREASURER: Power and Duties. The Treasurer shall have custody of corporate funds and securities. He shall keep full and accurate accounts of receipts and disbursements and shall deposit all corporate moneys and other valuable effects in the name and to the credit of the Corporation in a depositary or depositaries designated by the Board of Directors. He shall disburse the funds of the Corporation and shall render to the President or the Board of Directors, whenever they may require it, an account of his transactions as Treasurer and of the financial condition of the Corporation.

          If required by the Board of Directors, the Treasurer shall furnish a bond satisfactory to the Board of Directors.

          Section 9. DELEGATION OF DUTIES. Whenever an officer is absent or whenever for any reason the Board of Directors may deem it desirable, the Board may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.

          Section 10. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving a salary by reason of the fact he is also a director of the Corporation.

                                  ARTICLE VI.

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

          Section 1. CONTRACTS. Contracts, deeds, documents, and instruments shall be executed by the President or the Vice President under the seal of the Corporation affixed and attested by the Secretary unless the Board of Directors shall in a particular situation designate another procedure for their execution.

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          Section 2.  LOANS.  No loans shall be contracted on behalf of the
Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

          Section 3. SIGNING OF CHECKS AND NOTES. All checks, drafts, notes and demands for money shall be signed by the officer or officers as from time to time designated by the Board of Directors.

          Section 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

                                 ARTICLE VII.

                  CERTIFICATES FOR SHARES AND THEIR TRANSFER

          Section 1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled, except that in case of a lost, destroyed or mutilated certificate a new one my be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

          Section 2. TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                                 ARTICLE VIII.

                                  AMENDMENTS

          These By-Laws may be altered, amended or repealed and new by-laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

                                  ARTICLE IX.

                                INDEMNIFICATION

          The corporation may indemnify any person who is a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including all appeals (including but not limited to an action, suit, or proceeding by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee, or agent (hereinafter an "Indemnitee") of the corporation for all reasonable expenses incurred in connection with such

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action, suit, or proceeding, including attorneys' fees, judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such action, suit or proceeding, provided that no indemnification shall be permitted of Indemnitee against expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by such Indemnitee in the form of payments to the corporation.

          The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, his or her heirs, executors or administrators may be entitled as a matter of law.

          The corporation, upon affirmative vote of a majority of its Board of Directors may purchase insurance for the purpose of indemnifying its officers, directors, employees and agents against any liability asserted against him or her or incurred by him or her in such capacity or arising out of his or her status as officer, director, employee or agent, whether or not the corporation would have had the power to indemnify him or her against such liability under the provisions of this Article or South Dakota's general corporate law, provided that no such insurance policy shall provide insurance coverage for a formal order assessing civil money penalties against a bank director, officer, employee or agent.

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